EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-256577, 333-63050, and 333-287222 on Form S-8 of our reports dated March 4, 2026 relating to the financial statements of Oil States International, Inc. and subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Houston, Texas
March 4, 2026